UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2023

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY 10022
(address of principal executive offices)

(212) 419-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	OWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2023, the board of directors (the “Board”) of Blue Owl Capital Inc. (the “Company”) appointed Marc S. Lipschultz as Co-Chief Executive Officer and appointed each of Craig W. Packer and Marc Zahr as Co-President, effective immediately. These appointments reflect how the Company operates its business and positions the Company for long-term success.

Biographical and other information about Messrs. Lipschultz, Packer and Zahr can be found in the section of the Company’s 2023 Proxy Statement, filed with the Securities and Exchange Commission on April 25, 2023, entitled “Executive Officers”, which is incorporated by reference herein.

There is no family relationship between any of Messrs. Lipschultz, Packer or Zahr and any other person that would require disclosure under Item 401(d) of Regulation S-K. None of Messrs. Lipschultz, Packer or Zahr is a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K and there has been no change to any of their compensation arrangements as a result of the appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.
Dated: May 13, 2023

	By:	/s/ Neena A. Reddy
	Name:	Neena A. Reddy
	Title:	General Counsel and Secretary